Exhibit 99.1

Press Release

Magnolia Oil & Gas Operating LLC

Announces Pricing of Offering of $500 Million

Senior Notes

HOUSTON, TX, July 22, 2026 – Magnolia Oil & Gas Operating LLC (“Magnolia Operating”) and Magnolia Oil & Gas Finance Corp., a subsidiary of Magnolia Operating, (“Finance Corp.” and, together with Magnolia Operating, the “Issuers”) announced today the pricing of their previously announced private offering (the “Notes Offering”) of $500 million in aggregate principal amount of 6.625% senior unsecured notes due 2034 (the “Notes”).

The closing of the Notes Offering is expected to occur on August 5, 2026, and is conditioned upon the satisfaction of customary closing conditions. The Issuers intend to use the net proceeds from the Notes Offering, together with proceeds from the offering of Class A common stock by Magnolia Oil & Gas Corporation (“Magnolia”), which closed on July 22, 2026, borrowings under our revolving credit facility and cash on hand, to fund the cash consideration payable by us in our acquisition of 100% of the issued and outstanding limited liability company interests of WildFire Intermediate Holdings, LLC from WildFire Energy I LLC (the “Pending Acquisition”).

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Issuers plan to offer and sell the Notes only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons in transactions outside the United States pursuant to Regulation S under the Securities Act.

This press release is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other security of the Issuers, and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale, of the Notes or any other security of the Issuers in any jurisdiction in which such offer, solicitation or sale is unlawful. The Notes Offering is being made solely pursuant to a private offering memorandum and only to such persons and in such jurisdictions as are permitted under applicable law.

About Magnolia

Magnolia (MGY) is a publicly traded oil and gas exploration and production company with operations primarily in South Texas in the core of the Eagle Ford Shale and Austin Chalk formations. Magnolia focuses on generating value for shareholders by delivering steady, moderate annual production growth resulting from its disciplined and efficient philosophy toward capital spending. Magnolia strives to generate high pre-tax margins and consistent free cash flow allowing for strong cash returns to our shareholders.

Forward-Looking Statements

The information in this press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding the completion of the Notes Offering, the Pending Acquisition, Magnolia’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward looking statements. When used in this press release, the words could, should, will, may, believe, anticipate, intend, estimate, expect, project, the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events. Except as otherwise required by applicable law, Magnolia disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Magnolia cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Magnolia, incident to the development, production, gathering and sale of oil, natural gas and natural gas liquids. In addition, Magnolia cautions you that the forward looking statements contained in this press release are subject to the following factors: (i) the expected timetable for completing the Pending Acquisition, the results, effects and benefits of the Pending Acquisition, future opportunities for Magnolia, other plans and expectations with respect to the Pending Acquisition, and the anticipated impact of the Pending Acquisition on Magnolia’s results of operations, financial position, growth opportunities and competitive position; (ii) the market prices of oil, natural gas, natural gas liquids (“NGLs”), and other products or services; (iii) the supply and demand for oil, natural gas, NGLs, and other products or services, including impacts of actions taken by OPEC and other state-controlled oil companies; (iv) the outcome of any legal proceedings that may be instituted against Magnolia; (v) Magnolia’s ability to realize the anticipated benefits of its acquisitions, which may be affected by, among other things, competition and the ability of Magnolia to grow and manage growth profitably; (vi) legislative, regulatory, or policy changes, including those following the change in presidential administrations; (vii) geopolitical and business conditions in key regions of the world; (viii) cybersecurity threats, including increased use of artificial intelligence technologies; and (ix) the possibility that Magnolia may be adversely affected by other economic, business, and/or competitive factors, including inflation. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in Magnolia’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Magnolia’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

Contacts

Investors

Tom Fitter

713-331-4802

tfitter@mgyoil.com

Media

Art Pike

713-842-9057

apike@mgyoil.com

Christina Kuhl

713-314-4849

ckuhl@mgyoil.com